EXHIBIT 99.28(h)(xviii)

FIRST AMENDMENT TO WISDOMTREE TRUST RULE 12d1-4FUND OF FUNDS
INVESTMENT AGREEMENT

This AMENDMENT to the Rule 12d1-4 Fund of Funds Investment Agreement (as defined below) is made and effective as of February 6, 2025 (the “Amendment”), by and between WisdomTree Trust (the “Trust”), on behalf of each of its current and future series, severally and not jointly (each, an “Acquired Fund”), and Old Westbury Funds, Inc. (the “Corporation”), on behalf of each of its current and future series, severally and not jointly (each, an “Acquiring Fund”).

WHEREAS, the Trust, on behalf of the Acquired Funds, and the Corporation, on behalf of the Acquiring Funds, are parties to the Rule 12d1-4 Fund of Funds Investment Agreement, dated as of January 19, 2022 (the “Fund of Funds Investment Agreement”), pursuant to which the Acquiring Funds may invest in shares of the Acquired Funds in reliance on Rule 12d1-4 under the Investment Company Act of 1940; and

WHEREAS, the Trust, on behalf of the Acquired Funds, and the Corporation, on behalf of the Acquiring Funds, desire to amend the Fund of Funds Investment Agreement to reflect the addition of Old Westbury Total Equity Fund and Old Westbury Short-Term Bond Fund, each a series of the Corporation, as Acquiring Funds;

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1. The Acquiring Funds set forth on Appendix A to the Fund of Funds Investment Agreement are hereby deleted and replaced with the Acquiring Funds set forth on Appendix A hereto.

2. The Fund of Funds Investment Agreement, as expressly amended hereby, shall continue in full force and effect.

3. This Amendment may be executed in counterparts, all of which taken together shall constitute one and the same agreement.

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EXHIBIT 99.28(h)(xviii)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers as of the date first written above.

OLD WESTBURY FUNDS, INC.
On behalf of the Acquiring Funds

By:	/s/ David W. Rossmiller
Name:	David W. Rossmiller
Title:	President & CEO

WISDOMTREE TRUST
On behalf of the Acquired Funds

By:	/s/ Jonathan Steinberg
Name:	Jonathan Steinberg
Title:	President

EXHIBIT 99.28(h)(xviii)

APPENDIX A (as of February 17, 2025)

This Appendix A, as of February 17, 2025, sets forth the current Acquiring Funds for purposes of Appendix A to the Fund of Funds Investment Agreement, dated as of January 19, 2022, by and between WisdomTree Trust and Old Westbury Funds, Inc.

Acquiring Funds

Old Westbury All Cap Core Fund

Old Westbury Large Cap Strategies Fund

Old Westbury Small & Mid Cap Strategies Fund

Old Westbury Credit Income Fund

Old Westbury Fixed Income Fund

Old Westbury Municipal Bond Fund

Old Westbury California Municipal Bond Fund

Old Westbury New York Municipal Bond Fund

Old Westbury Short-Term Bond Fund

Old Westbury Total Equity Fund

EXHIBIT 99.28(h)(xviii)

Acquired Funds

Large Cap	Ticker
U.S. LargeCap	EPS
U.S. Quality Dividend Growth	DGRW
U.S. Multifactor	USMF
U.S. Quality Growth	QGRW

Mid & Small Cap	Ticker
U.S. MidCap	EZM
U.S. SmallCap	EES
U.S. SmallCap Quality Dividend Growth	DGRS

VALUE

Large Cap	Ticker
U.S. LargeCap Dividend	DLN
U.S. Total Dividend	DTD
U.S. High Dividend	DHS
U.S. AI Enhanced Value	AIVL
U.S. Value	WTV

Mid & Small Cap	Ticker
U.S. MidCap Dividend	DON
U.S. SmallCap Dividend	DES

Large Cap	Ticker

U.S. Quality Growth	QGRW

Mid & Small Cap	Ticker
U.S. MidCap Quality Growth	QMID
U.S. SmallCap Quality Growth	QSML

Emerging Markets	Ticker
Emerging Markets High Dividend	DEM
Emerging Markets Quality Dividend Growth	DGRE
Emerging Markets Multifactor	EMMF
Emerging Markets SmallCap Dividend	DGS
Emerging Markets ex-State-Owned Enterprises	XSOE
Emerging Markets ex-China	XC

Regional/Single Country	Ticker
India Earnings	EPI
China ex-State-Owned Enterprises	CXSE
India Hedged Equity	INDH

International	Ticker
International Equity	DWM
International Multifactor	DWMF
Dynamic Currency Hedged International Equity	DDWM
International LargeCap Dividend	DOL
International AI Enhanced Value	AIVI
International High Dividend	DTH
International Hedged Quality Dividend Growth	IHDG
International Quality Dividend Growth	IQDG

EXHIBIT 99.28(h)(xviii)

International Mid & Small Cap	Ticker
International SmallCap Dividend	DLS
Dynamic Currency Hedged International SmallCap Equity	DDLS
International MidCap Dividend	DIM

Global	Ticker
Global ex-U.S. Quality Dividend Growth	DNL
Global High Dividend	DEW
New Economy Real Estate	WTRE

Regional/Single Country	Ticker
Japan Hedged Equity	DXJ
Europe Hedged Equity	HEDJ
Europe Quality Dividend Growth	EUDG

Regional/Single Country Small Cap	Ticker
Japan SmallCap Dividend	DFJ
Japan Hedged SmallCap Equity	DXJS
Europe SmallCap Dividend	DFE
Europe Hedged SmallCap Equity	EUSC

Strategic Core	Ticker
Yield Enhanced U.S. Aggregate Bond	AGGY
Yield Enhanced U.S. Short-Term Aggregate Bond	SHAG
Mortgage Plus Bond	MTGP

Government Strategies	Ticker
Floating Rate Treasury	USFR
1-3 Year Laddered Treasury	USSH
7-10 Year Laddered Treasury	USIN

Interest Rate Strategies	Ticker
Interest Rate Hedged U.S. Aggregate Bond	AGZD
Interest Rate Hedged High Yield Bond	HYZD

Credit	Ticker
U.S. Corporate Bond	WFIG
U.S. Short-Term Corporate Bond	SFIG
U.S. High Yield Corporate Bond	WFHY
Voya Yield Enhanced USD Universal Bond	UNIY

Emerging Markets	Ticker
Emerging Markets Local Debt	ELD
Emerging Markets Corporate Bond	EMCB

EXHIBIT 99.28(h)(xviii)

Currency Strategies	Ticker
Emerging Currency Strategy	CEW
Bloomberg U.S. Dollar Bullish	USDU

Managed Futures	Ticker
Managed Futures Strategy	WTMF

Option-Based	Ticker
PutWrite Strategy	PUTW

Commodity	Ticker
Enhanced Commodity Strategy[1]	GCC

Target Range	Ticker
Target Range	GTR

Core	Ticker
U.S. Efficient Core	NTSX
International Efficient Core	NTSI
Emerging Markets Efficient Core	NTSE

Tactical	Ticker
Efficient Gold Plus Gold Miners Strategy	GMDN
Efficient Gold Plus Equity Strategy	GDE

Ticker
Cloud Computing	WCLD
Cybersecurity	WCBR
BioRevolution	WDNA
Artificial Intelligence and Innovation	WTAI
Battery Value Chain and Innovation	WBAT

1 Prior to 12/21/2020, the ticker symbol GCC was used for an Exchange Traded Commodity Pool trading under a different name and strategy.